Exhibit 4.10

SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of December 21, 2000 (this "Agreement") made by DELTA FINANCIAL CORPORATION, a Delaware corporation ("Delta"), and each of DELTA FUNDING CORPORATION, a New York corporation, DF SPECIAL HOLDINGS CORPORATION, a Delaware corporation, FIDELITY MORTGAGE INC., a Delaware corporation, DFC FINANCIAL CORPORATION, a Delaware corporation, DFC FINANCIAL OF CANADA LIMITED, an Ontario, Canada corporation, DFC FUNDING OF CANADA LIMITED, an Ontario, Canada corporation, CONTINENTAL PROPERTY MANAGEMENT CORP., a New York corporation (individually a "Grantor" and collectively the "Grantor" or "Grantors"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "Agent") under that certain Indenture dated as of the date hereof (the "Indenture") among Delta, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

W I T N E S S E T H:

           WHEREAS, the Indenture requires that the Grantors shall have executed and delivered to the Agent a security agreement providing for the grant to the Agent of a lien on and security interest in certain personal property of the Grantors as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, each Grantor hereby agrees with the Agent as follows:

          SECTION 1. Defined Terms. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York, and the following terms have the following meanings:

          "Pooling Agreements" means the Pooling Agreements set forth on Schedule I hereto and all future pooling and serving agreements during the term of this Agreement relating to public securitizations in which one or more Grantors is both the sponsor and the servicer.

          "Pledged Servicing Rights" means all Servicing Rights under the Pooling Agreements relating to Residual Receivables (whether or not such are Senior Residual Receivables) now or hereafter on deposit in any of the Residual Collateral Trusts.

          "Servicing Rights" means the contractual right, now existing or hereafter arising, of a Grantor to be or to select the servicer, whether arising under any Pooling Agreement or any other agreement.

           "Proceeds" has the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, any and all other monies or other property from time to time paid or payable or distributed or distributable under or in connection with any of the Collateral.

          SECTION 2. Grant of Security Interest. As collateral security for the payment and performance of all of the Obligations (as defined in Section 3 hereof), each Grantor to the extent of such Grantor's interest therein hereby pledges and assigns to the Agent, and grants to the Agent a continuing security interest of first priority in all Pledged Servicing Rights, now existing or hereafter arising, and in and to the Back Up Servicing Agreement and in all Proceeds thereof (collectively, the "Collateral").

          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in (x) any rights arising by virtue of a Grantor being the servicer (other than the Pledged Servicing Rights) during the period the Debtor or such other Grantor is the servicer, including, without limitation, Servicing Receivables compensation payable to the servicer and optional purchase or repurchase rights and (y) any rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (x) any and all Proceeds to the extent that the assignment or encumbering of Proceeds is not so restricted, and (y) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Collateral being obtained, thereafter such item of Collateral as well as any Proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term Collateral.

          SECTION 3. Security for Obligations. The security interests created hereby in the Collateral constitute continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

          (a) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of one or more Grantors);

          (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements or the Related Agreements, on a full indemnity basis.

          SECTION 4. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

          (a) It is and will be at all times the sole and exclusive owner of the Collateral now or hereafter owned by it free and clear of any Lien, except for Liens created hereby. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Agent relating to this Agreement.

          (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by it, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Agent of any of its rights and remedies hereunder.

          (c) This Agreement creates valid security interests of first priority in favor of the Agent in the Collateral, as security for the Obligations. The Agent's filing of the financing statements described in Schedule II hereto will result in the perfection of such security interests. Upon such filings, such security interests are, or in the case of Collateral in which it obtains rights after the date hereof, will be perfected first priority security interests. Such filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken.

          (d) The chief place of business and chief executive office of each Grantor is listed on Schedule III hereto.

          (e) As of the date of this Agreement, neither DFC Financial of Canada Limited nor DFC Funding of Canada Limited owns any right, title or interest in or to any Servicing Rights.

          SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Agent shall otherwise consent in writing:

          (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or reasonably desirable or that the Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (iii) otherwise to effect the purposes of this Agreement, including, without limitation (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Agent may request in order to perfect and preserve the security interest purported to be created hereby, and (B) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail. In addition to the foregoing, the Grantors will at their expense, at the time that DFC Financial of Canada Limited and/or DFC Funding of Canada Limited obtains any right, title or interest in or to any Servicing Rights, deliver an opinion of Canadian counsel reasonably satisfactory to the Agent setting forth such counsel's opinion that the security interest granted by DFC Financial of Canada Limited and/or DFC Funding of Canada Limited in such Servicing Rights is valid and enforceable and any other opinions that the Agent may reasonably request.

          (b) Provisions Concerning Corporate Matters.

          Each Grantor will (A) give the Agent at least thirty (30) days' prior written notice of any change in its name, identity or organizational structure and, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral and (B) keep its chief place of business and chief executive office at the location(s) specified therefor in Schedule III hereof or at such other locations of which it has given the Agent thirty (30) days' prior written notice; provided,however, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral.

          (c) Transfers and Other Liens.

(i) Each Grantor will not sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) Each Grantor will not create or suffer to exist any Lien upon or with respect to any Collateral except for Liens created hereby.

          SECTION 6. Additional Provisions Concerning the Collateral.

          (a) Each Grantor hereby authorizes the Agent to file, without its signature where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and to the Pledged Collateral under the Pledge Agreements and to the collateral security under the Escrow Agreement.

          (b) Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact and proxy, with full authority in its place and stead and in its name or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem reasonably necessary or reasonably advisable to accomplish the purposes of this Agreement, including, without limitation, (i) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and (iii) upon the occurrence of an Event of Default, to file any claims or take any action or institute any proceedings which the Agent may deem reasonably necessary or reasonably desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent with respect to any Collateral.

          (c) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof.

          (d) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent which is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agent and the Holders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which it may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

          (b) All Proceeds received by the Agent in respect of any sale or collection from, or other realization upon, all or any part the Collateral, shall be promptly applied by the Agent against all or any part of the Obligations as follows:

          (i) first, to the payment of the reasonable costs and expenses of such sale, collection or other realization, including the reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees, costs, expenses and other client charges of counsel employed in connection therewith, to the payment of all advances made by the Agent for the account of the Grantor hereunder and to the payment of all costs and expenses incurred by the Agent in connection with the administration and enforcement of this Agreement;

(ii) second, at the option of the Agent, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Collateral;

(iii) third, to the payment of all other Obligations then due and payable under the Indenture, the Subsidiary Guarantee and the Senior Notes;

(iv) fourth, to the payment of any other amounts required by applicable law; and

(v) fifth, to the respective Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

          (c) In the event that the Proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Grantors, jointly and severally, shall be liable for the deficiency, together with interest thereon at the rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.

          SECTION 8. Indemnity and Expenses.

          (a) Each Grantor, jointly and severally, agrees to indemnify and hold the Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees, costs, expenses and other client charges) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Agent's gross negligence or willful misconduct.

          (b) The Grantors, jointly and severally, will promptly pay to the Agent and each Holder (i) the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of, the Collateral, and (ii) the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of the Agent and each Holder hereunder, or (C) the failure by a Grantor to perform or observe any of the provisions hereof. In connection with any demand for payment under this Section 8(b), the Agent shall deliver to the Grantor a certificate setting forth in reasonable detail any amount or amounts that the Agent or any Holder is entitled to receive pursuant to this Section 8(b) and shall be conclusive and binding absent manifest error.

          SECTION 9. Notices, Etc. Any notices hereunder shall be given and shall be effective in the manner set forth in the Indenture.

          SECTION 10. Miscellaneous.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantors, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantors therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under the Indenture or any Collateral Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the Indenture or any Collateral Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under the Indenture or any Collateral Agreement against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under the Indenture or any Collateral Agreement against such party or against any other Person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on each Grantor and each of its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and its respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence and subject to Sections 7.08 and 7.09 of the Indenture, the Agent may assign or otherwise transfer its rights under this Agreement to any other Person who is the Trustee or successor Trustee under the Indenture and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent herein or otherwise. None of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent and the Holders of more than 50% of the outstanding amount of the Senior Notes, and any such assignment or transfer without such consents shall be null and void. The Agent may resign at any time upon giving the Grantors and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Grantors, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Grantors and the Agent and may appoint a successor agent with the Grantors' consent, provided that after the occurrence of an Event of Default the Grantors' consent shall not be required. The Grantors may remove the Agent if:

                    (1) the Agent fails to fulfill its obligations hereunder;

                    (2) the Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Agent or its property; or

                    (4) the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, Delta shall notify each Holder of such event and the holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Grantors. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, Delta or the holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of Delta, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantors, and (ii) the Agent will, upon any Grantor's request and at such Grantor's expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) Each Grantor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for the purpose of any litigation arising out of, under or in connection with, this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of it or of the Agent, and each Grantor irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation; provided, however, any suit seeking enforcement against any Collateral may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. To the extent that any Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Grantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other Collateral Agreement.

          (h) Each Grantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

          (i) Each Grantor further irrevocably consents to the service of process (i) by registered or certified mail, postage prepaid, to its address for notices contained in the Indenture, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing contained herein shall affect the right of the Agent to serve process in any other manner permitted by law.

          (j) BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE GRANTORS AND THE AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF IT OR THE AGENT IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE GRANTORS TO ENTER INTO THIS AGREEMENT.

          (k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS DELTA FINANCIAL CORPORATION By: Name: Title:

DELTA FUNDING CORPORATION By: Name: Title:

DF SPECIAL HOLDINGS CORPORATION By: Name: Title:

FIDELITY MORTGAGE INC. By: Name: Title:

DFC FINANCIAL CORPORATION By: Name: Title:

DFC FINANCIAL OF CANADA LIMITED By: Name: Title:

DFC FUNDING OF CANADA LIMITED By: Name: Title:

CONTINENTAL PROPERTY MANAGEMENT CORP. By: Name: Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent

By:
      Name:
      Title:

SCHEDULE I

TO

SECURITY AGREEMENT

Pooling Agreements

Pooling and Servicing Agreement, dated as of February 28, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of August 31, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of November 30, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 28, 1998, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of August 31, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of November 30, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 28, 1999, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1999, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of October 31, 1999, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 29, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of September 1, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

SCHEDULE II

TO

SECURITY AGREEMENT

Financing Statements

JURISDICTION            DEBTOR                                      SECURED PALRTY

 Delaware S\S     Delta Financial Corporation       U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     Delta Financial Corporation       U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau  Delta Financial Corporation       U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Delaware S\S     Delta Funding Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     Delta Funding Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau  Delta Funding Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Delaware S\S     DF Special Holdings Corporation   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     DF Special Holdings Corporation   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau  DF Special Holdings Corporation   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Delaware S\S     Fidelity Mortgage Inc.            U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     Fidelity Mortgage Inc.            U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau  Fidelity Mortgage Inc.            U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Delaware S\S     DFC Financial Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     DFC Financial Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau  DFC Financial Corporation         U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Canada\Ontario   DFC Financial of Canada Limited   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Canada\Ontario   DFC Financial of Canada Limited   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 Delaware S\S     Continental Property Management   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York S\S     Continental Property Management   U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

 New York\Nassau   Continental Property Management  U.S. Bank Trust National Association,
                                                    as trustee under the Indenture

SCHEDULE III

TO

SECURITY AGREEMENT

Chief Place of Business and Chief Executive Offices

1000 Woodbury Road
Woodbury, New York 11797